Exhibit (d)(2)

PACIFIC DUNLOP EXECUTIVE SHARE PLAN

1.	Definitions

The plan will be called “The Pacific Dunlop Executive Share Plan”. Where used herein the following words shall, unless the context otherwise requires, have the meanings respectively ascribed thereto-

“Company” means Pacific Dunlop Limited.

“Directors” or “Board” means the directors from time to time of the Company acting as a Board.

“Executive” means an employee of any company in the Group who is declared by the Board to be an Executive for this purpose (and the Board may declare an employee to be an Executive notwithstanding that the employee may not hold an executive office in the Group provided that the office held is one of responsibility or confidentiality approved by the Board) and includes a Director of any company in the Group who is employed in an executive capacity by that company and who is similarly declared by the Board to be an Executive for this purpose.

“Eligible Non-Executive” means any person who is a director of the Company but is not employed in an executive capacity with any company in the Group.

“Holder of Plan Shares” means an Executive or Eligible Non-Executive to whom the Company has allotted Plan Shares and who is registered as the holder thereof and includes the personal representatives of such Executive or Eligible Non-Executive and “Holders of Plan Shares” means the Executives or Eligible Non-Executives to whom the Company has allotted Plan Shares and who are registered as the holders thereof and includes the personal representatives of any such Executives or Eligible Non-Executives.

“Group” means the Company and its subsidiaries as defined by Section 7 of the Companies (Victoria) Code and any associated company declared by the Directors to be a member of the Group for the purposes of the Plan.

“Plan Shares” means partly paid ordinary shares of 50 cents each in the capital of the Company issued pursuant to this Plan until the same have been fully paid up. The conditions of issue of the Plan Shares shall be as set out herein or as specifically resolved by the Directors in respect of particular issues pursuant to the terms hereof and upon the terms of the Articles of Association as in force upon the 11th day of November 1982 and as thereafter amended.

“Shares of the Company” means Ordinary Shares of 50 cents each fully paid in the capital of the Company.

“Initial Market Price” means (i) in respect of the Plan Shares issued prior to the 16th of November 1987 the nominal value of those Plan Shares and (ii) in respect of Plan Shares issued on or after the 16th November 1987 the nominal value of those Plan Shares or, where the Plan Shares are issued on the basis of an amount greater than the nominal value for the purpose of this definition, the lower of (aa) such amount greater than the nominal value as may be stipulated by the Directors for the purpose of this definition in any particular case or cases or (bb) the last sale price of the Shares of the Company on Australian Stock Exchange Limited on the last market dealing day on which such shares were traded prior to the date of the call provided that in no event shall the sum under this definition be less than 50 cents.

“Current Market Price” means whichever is the higher of-

(a) the last sale price of the Shares of the Company on Australian Stock Exchange Limited on the last market dealing day on which such Shares were traded prior to the date of the call; and

(b) the nominal value of the Plan Shares.

2.	Offer and Acceptance	(a)	Executives
At the written invitation of the Directors an Executive may subscribe for Plan Shares. The price for Plan
Shares allotted shall be as provided in paragraph 4 hereof and will be payable in accordance with paragraph 4 hereof. Acceptance of the written offer to participate in the Plan and application for Plan Shares must be made to the Company in writing by the Executive to whom such offer is made within fourteen days after the date of such offer or such later date as the Directors may in their discretion determine, accompanied by remittance of the amount payable on subscription in accordance with paragraph 4 hereof. An offer shall be personal to the
Executive to whom such offer is made and shall be non-assignable.

		(b)	Eligible Non-Executives

(i) At any time after his appointment as an Eligible Non-Executive and for so long as he remains one, an Eligible Non-Executive may at the written invitation of the Board apply in writing to the Board for the issue to him of Plan Shares. Such application or applications may be made for Plan Shares in multiples of 5,000 only. The maximum aggregate number of Plan Shares for which an Eligible Non-Executive may subscribe under the terms of the Plan is 50,000, provided that the maximum aggregate number in the case of an Eligible Non-Executive who is Chairman of Directors is 75,000 and in the case of an Eligible Non-Executive who is Deputy Chairman of Directors the maximum aggregate number is 60,000. Plan Shares issued to a person in the capacity of an Executive shall not be taken into account for this purpose.

(ii) The price for Plan Shares allotted shall be as provided in paragraph 4 hereof.

3.	Number of Plan Shares	The aggregate number of Plan Shares issued under the Plan at any time shall not exceed 5% of the Shares of the Company from time to time.

4.	Price of Plan Shares and when payable	The price for each Plan Share shall be-
		(i)	1 cent or such greater amount as may from time to time be stipulated by the Directors in any particular case or cases (being on account of the nominal value) payable to the Company on subscription (hereinafter called “the initial payment”); and

		(ii)	the amount of the call in respect of such Plan Shares determined pursuant to paragraph 7 hereof and payable to the Company pursuant to paragraph 8 hereof.

5.	Calls at Instigation Of Company	(a) In the case only of Plan Shares issued to Executives the Company by its Directors (or in the event of a winding up by its Liquidator) may be subject to the provisions of the Plan make a call on the Plan Shares (or in the case of subparagraphs (iii) and (iv) of this paragraph the Plan Shares issued to a particular Executive) in the following circumstances-

		(i)	in the event of a winding up of the Company;

		(ii)	at any time after

(a)(i) a statement has been made to Australian Stock Exchange Limited to the effect that a person or corporation proposed to make an offer for voting shares in the Company; and

(ii) the offer for such shares would be subject to regulation by the Companies (Acquisition of Shares) (Victoria) Code; or

(b) a statement is lodged with Australian Stock Exchange Limited to the effect that a person or corporation has become entitled to voting shares in the Company as a result of which such person or corporation has become entitled to not less than 19 per cent of the voting shares in the Company; or

(c) proper notice is given to the Company of a resolution or resolutions for removal of a Director or Directors from office or of nominations for office as Director the effect of which would, if approved, lead to cessation from office of all or a majority of the Directors in office at the date the notice is given; or

(d) a meeting of the Shareholders of the Company has approved a Scheme of Arrangement pursuant to the Companies (Victoria) Code, whereunder the Company may become the subsidiary of another company;

(iii)

at any time in the case of Plan Shares issued prior to 16 November 1987 after the expiration of five years from the date of issue of the Plan Shares to the relevant Executive and, in the case of Plan Shares issued on or after 16 November 1987, after the expiration of five years (or such greater period as the Directors may in any particular case or cases stipulate) from the date of issue of the Plan Shares to the relevant Executive;

		(iv)	at any time prior to the expiration of the said five years (or such greater period if applicable) with the consent of the relevant Executive;

		(v)	at any time after the relevant Executive employed in a business of any corporation (including the Company) in the Group ceases with the express approval of the Company to be an employee of any such corporation in the Group either upon the transfer of any such business to a purchaser thereof or upon such corporation ceasing to be a corporation in the Group (following upon the transfer of the shares in such corporation) and any such call may be made at such time as is determined by the Directors and it is hereby agreed that the amount of the call shall be as provided in paragraph 7(iii) hereof.

(b)    In the case only of Plan Shares issued to Executives the Directors shall make a call on the Plan Shares issued to an Executive at the expiration of 1 year from that Executive ceasing to be employed by the Group for any reason (including death) (subject to the right of the Directors to make any such call at an earlier date in the event of that Executive resigning or being dismissed provided always that an Executive ceasing to be employed for any reason including death, but not resignation or dismissal, may request a call to be made prior to the expiration of the said period of one year and in the event of death the request may be made by his personal representatives).

(c) In the case only of Plan Shares issued to Eligible Non-Executives the Company may make a call on such Plan Shares:

		(i)	in the event of a winding up of the Company; or

		(ii)	after the expiration of five years (or such greater period as the Directors may in any particular case or cases stipulate) from the date of issue of such Plan Shares.

6.	Calls at Instigation Of Holder of Plan Shares	(a) An Executive (or his personal representatives) may request a call to be made on his Plan Shares in the following circumstances:

		(i)	in respect of any or all of his Plan Shares (being in the case of a part of his Plan Shares a number not less than one thousand Plan Shares and thereafter in multiples of one thousand) at any time in the case of Plan Shares issued prior to 16th November 1987 after the expiration of five years from the date of the issue of such Plan Shares and in the case of Plan Shares issued on or after the 16th November 1987 after the expiration of five years (or such greater period as the Directors may in any particular case or cases stipulate) from the date of issue of such Plan Shares;

		(ii)	if within six months immediately preceding such request any of the events set out in paragraph 5(a)(ii) hereof has taken place;

		(iii)	in the event of a winding up of the Company.

(b) An Eligible Non-Executive (or his personal representatives) may request a call to be made in respect of any or all of his Plan Shares

(being in the case of a part of his Plan Shares a number not less than 5,000 Plan Shares and thereafter in multiples of 5,000) at any time from the date of issue of such Plan Shares.
(c)	The Company by its Directors (or in the event of a winding up by its Liquidator) shall within 40 days after the receipt of any valid request made by the Executive (or his personal representatives) pursuant to the provisions of sub-paragraph (a) of this Paragraph or sub-paragraph (b) of paragraph 5 or by the Eligible Non-Executive
(or his personal representatives) pursuant to sub-paragraph (b) of this paragraph make a call on the Plan Shares in respect of which such request in made.

7.	Amount of Calls	(a)	Any call made in respect of the Plan Shares shall in respect of each Plan Share to which the call relates be for the amount set out below as the case may be:

			(i)	in the event of a call on a winding up of the Company (other than a members’ voluntary winding up) the call shall be for the nominal value of the Plan Shares less the initial payment;

			(ii)	in the case of Plan Shares issued prior to 16th November 1987 in the event of a call made within five years of the date of the issue of the relevant Plan Share and after the Executive has ceased to be employed by any company in the Group within such period of five years for any reason except for death, retrenchment or retirement the call shall be for the Current Market Price less the initial payment and in the case of Plan Shares issued on or after 16 November 1987 in the event of a call made within five years (or such greater period as the Directors may stipulate in any particular case or cases) of the date of the issue of the relevant Plan Share and after the Executive has ceased to be employed by any company in the Group within such period has ceased to be employed by any company in the Group within such period of five years (or greater period as aforesaid) for any reason except for death, retrenchment or retirement the call shall be for the Current Market Price less the initial payment;

			(iii)	in all other cases the call shall be for the lower of the Initial Market Price and the Current Market Price less (in either case) the initial payment.

		(b)	Any call made in respect of Plan Shares issued to an Eligible Non-Executive shall in respect of each Plan Share to which the call relates be for the amount set out below as the case may be:

			(i)	in the event of a call on a winding up of the Company (other than a members’ voluntary winding up) the call shall be for the nominal value of the Plan Shares less the initial payment;

			(ii)	in any other case the call shall be for the lower of the Current Market Price and the last sale price of the Shares of the Company on Australian Stock Exchange Limited on the date of issue of the Plan Shares in question less in each case the amount of the initial payment but in no event shall the call be less than the sum of 50 cents less the initial payment. Where a call is in respect of some only and not all the Plan Shares held by an Eligible Non-Executive the call shall be taken to apply to such Plan Shares as are not then fully paid in the chronological order in which they were issued.

Upon payment of the call pursuant to the foregoing the Plan Share shall be fully paid.

8.	Payment of Calls	All calls made by the Company under the provisions of this Plan pursuant to a request by an Executive or an Eligible Non-Executive shall be made so as to become payable not later than 30 days after the date of such call and all calls made by the Company otherwise than pursuant to such a request shall be made so as to become payable not later than 60 days after the date of such call.

9.	Plan Share Certificates	The Company will be entitled to retain Share Certificates in respect of the whole of the Plan Shares until such of the Plan Shares to which they relate are fully paid up. The Holder of Plan Shares will not, without the prior written consent of the Directors, mortgage, pledge or otherwise encumber any thereof nor be entitled to call upon the Company to deliver up documents of title thereto.

10.	Quotation of Plan Shares	Upon any of the Plan Shares becoming fully paid pursuant to the provisions of this Plan the Company shall apply the Stock Exchanges on which the Shares of the Company are then listed for permission to deal in and for quotation for the same which will then rank pari passu in all respects with the existing fully paid ordinary shares of the Company.

11.	Bonus and Rights Issues	(a)

If at any time during the currency of the Plan the Company allots any Shares to shareholders credited as fully paid by way of capitalisation of part of the undivided profits of the Company whether standing to the credit of any reserve fund or not, Holders of Plan Shares will be entitled to participate in any issue by way of capitalisation as aforesaid as if their Plan Shares were fully paid up and any such Shares issued shall rank equally for all purposes with shares issued by way of capitalisation to holders of fully paid ordinary shares in the capital of the Company.

(b) If at any time during the currency of the Plan the Company shall make any offer or invitation to the holders of its fully paid ordinary shares to subscribe for any shares or other securities or afford preferential treatment to such holders in connection with any offer for subscription of shares or other securities the Company will at the same time extend to all the Holders of Plan Shares the same offer or invitation to subscribe for such securities or preferential treatment as they would have received if the Plan Shares held by them had been fully paid ordinary Shares in the capital of the Company.

12.	Dividend, Voting And Transfer Rights	Until the Plan Shares are fully paid they-

		(a)	will not (save as provided in paragraph 11 hereof) rank for dividends or other distributions payable in respect of the Share Capital of the Company;

(b)	will not carry any right to vote at any General Meeting of the Company except on a proposal to vary the rights attaching to the Plan Shares but will entitle the holders to attend and receive notice of any General Meeting;

		(c)	will not be transferable.

13.	Rights on Winding Up	On a winding up (other than a members’ voluntary winding up) the Plan Shares will confer no right to participate in surplus assets. On a members’ voluntary winding up the Plan shares shall (subject to payment of the unpaid balance of the price) carry the right pari passu with the existing fully paid shares of the Company to participate in surplus assets.

14.	Administration Of Plan	The Plan shall in all respects be administered by the Directors, who may make such rules for the conduct of the
Plan consistent with the terms and conditions hereof as they may from time to time deem advisable. The decision of the Directors on any matter concerning the Plan shall be final and binding.

15.	Alteration of Plan	The terms and conditions of the Plan may from time to time be altered by a Resolution of the Directors provided that no alteration shall be made which prejudices the rights then accrued to any Holder of Plan Shares without his prior consent, or in the case of the following alterations, without the sanction of an Ordinary Resolution of members of the Company-

		(i)	increasing the number of Plan Shares of which an Eligible Non-Executive may subscribe as specified in paragraph 2(b) or the percentage of Plan Shares available for issue as specified in paragraph 3;

		(ii)	extending the class of persons who may participate in the Plan;

		(iii)	varying the method by which the price payable for Plan Shares is calculated;

		(iv)	varying the restrictions on transfer of Plan Shares or the rights attaching thereto.

Provided always that the Directors may by resolution alter or add to the terms and conditions of the Plan in any manner they consider necessary or expedient so that Executives who are not resident in Australia (“Non-
Residents”) may be offered Plan Shares on terms reasonably comparable to those offered to Executives resident in Australia and for this purpose the Directors may establish alterations and additions to the Plan which alter or add to the terms of the Plan in respect of any Non-Residents to the exclusion of all other or some other Executives under the plan (including some or all other Non-Residents) with full power henceforth to alter or add such alterations or additions.

16.	Paragraph headings do not form part of the Plan and shall not be taken into account in its interpretation.